Exhibit 99.1

FIRST COMMUNITY BANK CORPORATION

OF AMERICA

Contact: Kenneth P. Cherven

President/CEO

(727) 520-0987

FOR IMMEDIATE RELEASE

NEWS

RELEASE

First Community Bank Corporation of America Announces Stock Split

Pinellas Park, Florida., July 22, 2003. Kenneth P. Cherven, President and Chief Executive Officer of First Community Bank Corporation of America, announced today that the Company’s Board of Directors declared a five-for-four stock split on its common stock payable on July 21, 2003.

As a result of the dividend, the Company’s shareholders will receive one additional share of stock for every four shares that they own on the record date of July 1, 2003. President Cherven stated, “The stock split is intended to increase the numbers of shares held by investors.” Following the split, the Company will have approximately 1,989,685 shares of common stock outstanding.

Through its subsidiary, First Community Bank of America, First Community Bank Corporation of America operates three full-service banking offices in Pinellas Park, St. Petersburg and Port Charlotte, Florida.

For additional information, contact Chief Financial Officer John A. Stewart at (727) 471-0000, ext. 214.

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